COMERICA REPORTS FOURTH QUARTER 2012 NET INCOME OF $130 MILLION
11 Percent Increase in Net Income From Third Quarter 2012 Reflects
Loan and Fee Income Growth, Expense Control
Full-Year 2012 Net Income of $521 Million Up 33 Percent From 2011
10 Million Shares Repurchased in 2012 Under the Share Repurchase Program
79 Percent of 2012 Net Income Returned to Shareholders
DALLAS/January 16, 2013 -- Comerica Incorporated (NYSE: CMA) today reported fourth quarter 2012 net income of $130 million, compared to $117 million for the third quarter 2012. Earnings per fully diluted share were 68 cents for the fourth quarter 2012, compared to 61 cents for the third quarter 2012.
Full-year 2012 net income was $521 million, an increase of $128 million, or 33 percent, compared to 2011. 2012 net income included restructuring expenses associated with the acquisition of Sterling Bancshares, Inc. (Sterling) of $35 million ($22 million, after tax), compared to $75 million ($47 million, after tax) for 2011. Earnings per fully diluted share were $2.67 for 2012, compared to $2.09 for 2011.

(dollar amounts in millions, except per share data)	4th Qtr '12		3rd Qtr '12	4th Qtr '11
Net interest income (a)	$424		$427	$444
Provision for credit losses	16		22	18
Noninterest income	204		197	182
Noninterest expenses (b)	427		449	479
Provision for income taxes	55		36	33

Net income	130		117	96

Net income attributable to common shares	128		116	95

Diluted income per common share	0.68		0.61	0.48

Average diluted shares (in millions)	188		191	197

Tier 1 common capital ratio (d)	10.11%	(c)	10.35%	10.37%
Tangible common equity ratio (d)	9.71		10.25	10.27

(a)
Included accretion of the purchase discount on the acquired Sterling loan portfolio of $13 million ($8 million, after tax), $15 million ($9 million, after tax) and $26 million ($16 million, after tax) in the fourth quarter 2012, third quarter 2012 and fourth quarter 2011, respectively.

(b)
Included restructuring expenses of $2 million ($1 million, after tax), $25 million ($16 million, after tax) and $37 million ($23 million, after tax) in the fourth quarter 2012, third quarter 2012 and fourth quarter 2011, respectively, associated with the acquisition of Sterling.

(c)	December 31, 2012 ratio is estimated.

(d)	See Reconciliation of Non-GAAP Financial Measures.

"Loan and fee income growth combined with expense control contributed to our 11 percent increase in net income, when compared to the third quarter," said Ralph W. Babb Jr., chairman and chief executive officer.  "In this slow growing national economy, we continue to benefit from our position in growth markets and industry expertise, which helped drive an increase in average total loans of $522 million, primarily reflecting an increase of $762 million, or 3 percent, in commercial loans. We continue to capitalize on opportunities by allocating resources to faster growing markets and segments.

"Average total deposits increased $1.4 billion in the fourth quarter to a record $51.3 billion, primarily reflecting an increase of $1.3 billion, or 6 percent, in noninterest-bearing deposits."

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COMERICA REPORTS FOURTH QUARTER 2012 NET INCOME OF $130 MILLION - 2

"Excluding accretion, net interest income was stable in the fourth quarter, and noninterest income increased $7 million to $204 million, primarily due to increases in customer-driven categories.  Credit quality continued to be strong and our capital position remains a source of strength to support our growth.  We repurchased 3.1 million shares in the fourth quarter and 10.1 million shares for the full-year 2012 under our share repurchase program.  Combined with dividends, we returned 79 percent of 2012 net income to shareholders.

"Looking ahead, we believe our focus on relationships, growth markets, industry expertise and expense management should assist us in increasing returns to shareholders and provide us the momentum that will not only carry us through an extended low-rate environment, but enable us to succeed in it, too."
Fourth Quarter and Full-Year 2012 Overview
Fourth Quarter 2012 Compared to Third Quarter 2012

•
Average total loans increased $522 million, or 1 percent, to $44.1 billion, primarily reflecting an increase of $762 million, or 3 percent, in commercial loans, partially offset by a decrease of $241 million, or 2 percent, in commercial real estate loans (commercial mortgage and real estate construction loans). The increase in commercial loans was primarily driven by increases in National Dealer Services, Energy, general Middle Market and Mortgage Banker Finance, partially offset by a decrease in Corporate. Period-end loans increased $1.9 billion, or 4 percent, to $46.1 billion, primarily reflecting an increase of $2.1 billion, or 7 percent, in commercial loans, partially offset by a decrease of $239 million, or 2 percent, in commercial real estate loans.

•
Average total deposits increased $1.4 billion, to $51.3 billion, primarily reflecting an increase of $1.3 billion, or 6 percent, in noninterest-bearing deposits. Period-end deposits increased $2.2 billion, to $52.2 billion.

•
Net interest income was $424 million in the fourth quarter 2012 compared to $427 million in the third quarter 2012. Excluding the $2 million decrease in the accretion of the purchase discount on the acquired Sterling loan portfolio, net interest income was stable.

•
Strong credit quality continued in the fourth quarter 2012. Nonaccrual loans decreased $146 million, to $519 million at December 31, 2012. Net credit-related charge-offs decreased $6 million to $37 million, or 0.34 percent of average loans, in the fourth quarter 2012. The provision for credit losses was $16 million in the fourth quarter 2012 compared to $22 million in the third quarter 2012.

•
Noninterest income increased $7 million to $204 million in the fourth quarter 2012 compared to $197 million for the third quarter 2012. The increase was primarily due to increases in customer driven categories.

•
Noninterest expenses decreased $22 million to $427 million in the fourth quarter 2012, compared to $449 million in the third quarter 2012. Fourth quarter 2012 included final restructuring expenses of $2 million related to the Sterling acquisition, a decrease of $23 million compared to the third quarter 2012.

•
Comerica repurchased 3.1 million shares of common stock under the share repurchase program in the fourth quarter 2012. Combined with the dividend, $121 million, or 93 percent of net income, was returned to shareholders in the fourth quarter.

Full-Year 2012 Compared to Full-Year 2011

•	Net income of $521 million for 2012 increased $128 million, or 33 percent, compared to 2011.

•
Average total loans increased $3.2 billion, or 8 percent, to $43.3 billion in 2012, in part due to the acquisition of Sterling and reflecting an increase of $4.0 billion, or 18 percent, in commercial loans, partially offset by a decrease of $636 million in commercial real real estate loans. The increase in commercial loans was primarily driven by increases in Energy, Mortgage Banker Finance, National Dealer Services, general Middle Market, Technology and Life Sciences, and Corporate. Period-end total loans increased $3.4 billion, or 8 percent, to $46.1 billion from year-end 2011 to year-end 2012.

•	Average total deposits increased $5.8 billion, or 13 percent, to $49.5 billion in 2012, in part due to the acquisition of Sterling. Period-end total deposits increased $4.4 billion, or 9 percent.

•
Net interest income increased $75 million, or 5 percent, primarily due to an increase in average earning assets of $5.4 billion and an $18 million increase in the accretion of the purchase discount on the acquired Sterling loan portfolio, partially offset by a decrease in yields.

•
Credit quality improved significantly. The provision for credit losses declined $65 million to $79 million in 2012, compared to 2011. Net credit-related charge-offs decreased $158 million to $170 million.

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COMERICA REPORTS FOURTH QUARTER 2012 NET INCOME OF $130 MILLION - 3

•	Noninterest income increased $26 million compared to 2011, primarily in customer-driven categories.

•
Noninterest expenses decreased $14 million. 2012 included Sterling-related merger and restructuring charges of $35 million, compared to $75 million in 2011. Salaries and employee benefits expense increased $43 million, primarily due to increased pension expense and the impact of Sterling.

•	10.1 million shares were repurchased in 2012, which, combined with dividends, returned 79 percent of 2012 net income to shareholders.
Net Interest Income

(dollar amounts in millions)	4th Qtr '12	3rd Qtr '12	4th Qtr '11
Net interest income	$424	$427	$444

Net interest margin	2.87%	2.96%	3.19%

Selected average balances:
Total earning assets	$59,276	$57,801	$55,676
Total loans	44,119	43,597	41,454
Total investment securities	10,250	9,791	9,781
Federal Reserve Bank deposits (excess liquidity)	4,638	4,160	4,216

Total deposits	51,292	49,857	47,779
Total noninterest-bearing deposits	22,758	21,469	19,176

•	Net interest income of $424 million in the fourth quarter 2012 decreased $3 million compared to the third quarter 2012.

◦	An increase in loan volumes increased net interest income by $4 million.

◦
The continued shift in the loan portfolio mix reduced net interest income $4 million. The change in loan portfolio mix primarily reflected a decrease in higher-yielding commercial real estate loans, an increase in lower-yielding commercial loans, the maturity of higher-yielding fixed-rate loans and positive credit quality migration throughout the loan portfolio.

◦	A decline in LIBOR reduced net interest income $2 million.

◦	Accretion of the purchase discount on the acquired Sterling loan portfolio decreased $2 million to $13 million in the fourth quarter 2012, compared to $15 million in the third quarter 2012.

◦
Interest earned on investment securities available-for-sale decreased $2 million, primarily as a result of lower reinvestment yields on mortgage-backed investment securities, partially offset by an increase in volume.

◦	Funding costs decreased $1 million due to lower deposit rates. In addition, third quarter 2012 included a $2 million negative residual value adjustment to assets in the leasing portfolio.

•
Average earning assets increased $1.5 billion in the fourth quarter 2012, compared to the third quarter 2012, primarily reflecting a $522 million increase in average loans, a $478 million increase in excess liquidity and a $459 million increase in average investment securities available-for-sale.

•
Average deposits increased $1.4 billion in the fourth quarter 2012, compared to the third quarter 2012, primarily due to a $1.3 billion increase in average noninterest-bearing deposits. The rate paid on total average interest-bearing deposits decreased 2 basis points, to 22 basis points.

•
The net interest margin of 2.87 percent decreased 9 basis points compared to the third quarter 2012. The net interest margin was negatively impacted by the continued shift in mix in the loan portfolio (4 basis points), lower yields on mortgage-backed securities (3 basis points), the decline in LIBOR (2 basis points), the increase in excess liquidity (2 basis points), and lower accretion on the acquired Sterling loan portfolio (1 basis point). The third quarter negative residual value adjustment (2 basis points) and lower funding costs (1 basis point) partially offset the decline.

Noninterest Income
Noninterest income increased $7 million to $204 million for the fourth quarter 2012 compared to $197 million for the third quarter 2012. The increase was primarily due to increases in customer driven categories, including

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COMERICA REPORTS FOURTH QUARTER 2012 NET INCOME OF $130 MILLION - 4

increases in commercial lending fees of $3 million, customer derivative income of $3 million and fiduciary income of $3 million, partially offset by a decrease in letter of credit fees of $2 million.
Noninterest Expenses
Noninterest expenses decreased $22 million to $427 million in the fourth quarter 2012, compared to $449 million in the third quarter 2012. The decrease was primarily due to decreases of $23 million in restructuring expenses, $4 million in legal fees and $2 million in employee benefits expense, partially offset by an increase of $4 million in severance expense. In addition, noninterest expenses were reduced by $6 million in the third quarter 2012 due to gains on sales of assets. Restructuring charges related to the Sterling acquisition are complete.
Provision for Income Taxes
The provision for income taxes was $55 million in the fourth quarter 2012, compared to $36 million in the third quarter 2012. The $19 million increase in the provision for income taxes reflected the increase in income before income taxes, as well as adjustments for certain discrete state tax items totaling $5 million in the fourth quarter 2012. In addition,the third quarter 2012 provision for income taxes included a benefit of $4 million from interest on tax refunds, net of tax.
Credit Quality
"Credit quality continued to be strong in the fourth quarter, with lower nonaccrual loans, watch list loans and provision for credit losses," said Babb.  "With net charge-offs of 34 basis points, we are well within our historically normal range. We have demonstrated throughout the cycle that we can effectively manage credit."

(dollar amounts in millions)	4th Qtr '12	3rd Qtr '12	4th Qtr '11
Net credit-related charge-offs	$37	$43	$60
Net credit-related charge-offs/Average total loans	0.34%	0.39%	0.57%

Provision for credit losses	$16	$22	$18

Nonperforming loans (a)	541	692	887
Nonperforming assets (NPAs) (a)	587	755	981
NPAs/Total loans and foreclosed property	1.27%	1.71%	2.29%

Loans past due 90 days or more and still accruing	$23	$36	$58

Allowance for loan losses	629	647	726
Allowance for credit losses on lending-related commitments (b)	32	35	26
Total allowance for credit losses	661	682	752

Allowance for loan losses/Period-end total loans	1.37%	1.46%	1.70%
Allowance for loan losses/Average total loans	1.43	1.48	1.75
Allowance for loan losses/Nonperforming loans	116	94	82

(a)	Excludes loans acquired with credit impairment.

(b)	Included in "Accrued expenses and other liabilities" on the consolidated balance sheets.

•
Internal watch list loans continued the downward trend, declining $565 million in the fourth quarter 2012, to $3.1 billion at December 31, 2012. Nonperforming assets decreased $168 million to $587 million at December 31, 2012.

•	During the fourth quarter 2012, $36 million of borrower relationships over $2 million were transferred to nonaccrual status, an increase of $1 million from the third quarter 2012.
Balance Sheet and Capital Management
Total assets and common shareholders' equity were $65.4 billion and $6.9 billion, respectively, at December 31, 2012, compared to $63.3 billion and $7.1 billion, respectively, at September 30, 2012. There were approximately 188 million common shares outstanding at December 31, 2012. Comerica repurchased $93 million of common stock (3.1 million shares) under the share repurchase program during the fourth

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COMERICA REPORTS FOURTH QUARTER 2012 NET INCOME OF $130 MILLION - 5

quarter 2012. Combined with the dividend of $0.15 per share in the fourth quarter 2012, share repurchases and dividends returned 93 percent of fourth quarter 2012 net income to shareholders. Common shareholders' equity also reflected a $160 million decline in accumulated other comprehensive income, net of tax, including temporary unrealized losses on investment securities available-for-sale of $49 million and a net decline of $111 million due to actuarial losses as a result of changes in defined benefit plan assumptions, net of amortization. For full-year 2012, share repurchases totaled $304 million (10.1 million shares), which, combined with dividends, returned 79 percent of 2012 net income to shareholders.

Comerica's tangible common equity ratio was 9.71 percent at December 31, 2012, a decrease of 54 basis points from September 30, 2012. The estimated Tier 1 common capital ratio decreased 24 basis points, to 10.11 percent at December 31, 2012, from September 30, 2012. The estimated Tier 1 common ratio under fully phased-in Basel III (as proposed) was 9.1 percent at December 31, 2012.
Full-Year 2013 Outlook
For 2013, management expects the following compared to 2012, assuming a continuation of the current slow growing economic environment:

•	Continued growth in average loans at a slower pace, with economic uncertainty impacting demand and a continued focus on maintaining pricing and structure discipline in a competitive environment.

•
Lower net interest income, reflecting both a decline of $40 million to $50 million in purchase accounting accretion and the effect of continued low rates. Loan growth should partially offset the impact of low rates on loans and securities.

•	Provision for credit losses stable, reflecting loan growth offset by a decline in nonperforming loans and net charge-offs.

•	Increase in customer-driven noninterest income, reflecting continued cross-sell initiatives and selective pricing adjustments. (Outlook does not include expectations for non-customer driven income).

•	Lower noninterest expense, reflecting further cost savings due to tight expense control and no restructuring expenses.

•	Income tax expense to approximate 36.5 percent of pre-tax income less approximately $66 million in tax benefits.
Business Segments
Comerica's operations are strategically aligned into three major business segments: the Business Bank, the Retail Bank and Wealth Management. The Finance Division is also reported as a segment. The financial results below are based on the internal business unit structure of the Corporation and methodologies in effect at December 31, 2012 and are presented on a fully taxable equivalent (FTE) basis. The accompanying narrative addresses fourth quarter 2012 results compared to third quarter 2012.
The following table presents net income (loss) by business segment.

(dollar amounts in millions)	4th Qtr '12		3rd Qtr '12		4th Qtr '11
Business Bank	$212	90%	$211	84%	$201	94%
Retail Bank	8	3	10	8	10	4
Wealth Management	16	7	18	8	5	2
	236	100%	239	100%	216	100%
Finance	(105)		(103)		(94)
Other (a)	(1)		(19)		(26)
Total	$130		$117		$96
(a) Includes items not directly associated with the three major business segments or the Finance Division.

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COMERICA REPORTS FOURTH QUARTER 2012 NET INCOME OF $130 MILLION - 6

Business Bank

(dollar amounts in millions)	4th Qtr '12	3rd Qtr '12	4th Qtr '11
Net interest income (FTE)	$393	$386	$381
Provision for credit losses	8	15	(6)
Noninterest income	79	76	73
Noninterest expenses	149	144	162
Net income	212	211	201

Net credit-related charge-offs	26	27	32

Selected average balances:
Assets	35,362	34,863	32,151
Loans	34,325	33,856	31,260
Deposits	26,051	25,143	23,296

•
Average loans increased $469 million, primarily reflecting increases in Middle Market and Mortgage Banker Finance, partially offset by decreases in Corporate and Commercial Real Estate. The increase in Middle Market was primarily due to increases in National Dealer Services, Energy and general Middle Market.

•
Average deposits increased $908 million, primarily reflecting increases in Corporate, Middle Market and Mortgage Banker Finance. The increase in Middle Market was primarily due to an increase in the Financial Services Division.

•
Net interest income increased $7 million, primarily due to a decrease in net funds transfer pricing (FTP) charges on loans and an increase in loan volume, partially offset by a decrease in accretion on the acquired Sterling loan portfolio.

•
The provision for credit losses decreased $7 million, primarily reflecting decreases in Corporate and Commercial Real Estate, partially offset by an increase in Middle Market. The increase in Middle Market primarily reflected increases in the Environmental Services Group and general Middle Market.

•	Noninterest income increased $3 million, primarily due to increases in commercial lending fees and customer derivative income, partially offset by a decrease in letter of credit fees.

•
Noninterest expenses increased $5 million, primarily due to increases in salaries expenses and net allocated corporate overhead expenses, partially offset by a decrease in legal expenses. The increase in salaries primarily reflected increases in severance and business unit incentives. In addition, noninterest expenses were reduced in the third quarter due to gains on sales of assets.

Retail Bank

(dollar amounts in millions)	4th Qtr '12	3rd Qtr '12	4th Qtr '11
Net interest income (FTE)	$156	$161	$176
Provision for credit losses	7	6	15
Noninterest income	43	41	35
Noninterest expenses	181	181	182
Net income (loss)	8	10	10

Net credit-related charge-offs	6	13	16

Selected average balances:
Assets	5,952	5,964	6,250
Loans	5,255	5,265	5,571
Deposits	20,910	20,682	20,715

•	Average loans decreased $10 million, primarily due to a decrease in Personal Banking.

•	Average deposits increased $228 million, primarily due to an increase in Small Business.

•	Net interest income decreased $5 million, primarily due to a decrease in net FTP funding credits on deposits and lower accretion on the acquired Sterling loan portfolio.

•	Noninterest income increased $2 million, primarily due to an increase in customer derivative income.

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COMERICA REPORTS FOURTH QUARTER 2012 NET INCOME OF $130 MILLION - 7

Wealth Management

(dollar amounts in millions)	4th Qtr '12	3rd Qtr '12	4th Qtr '11
Net interest income (FTE)	$47	$47	$47
Provision for credit losses	2	3	11
Noninterest income	65	62	55
Noninterest expenses	84	78	83
Net income	16	18	5

Net credit-related charge-offs	5	3	12

Selected average balances:
Assets	4,686	4,566	4,672
Loans	4,539	4,476	4,623
Deposits	3,798	3,667	3,400

•	Average loans increased $63 million, primarily due to an increase in Private Banking.

•	Average deposits increased $131 million, primarily due to increases in Private Banking.

•	Noninterest income increased $3 million, primarily the result of increases in fiduciary income and net securities gains.

•	Noninterest expenses increased $6 million, primarily as a result of an operational loss.

The decrease in the net loss of $18 million in the Other segment primarily reflected the after-tax impact of the decrease in restructuring expenses in the fourth quarter 2012, compared to the third quarter 2012.

Geographic Market Segments
The geographic market segments were realigned in the fourth quarter 2012 to reflect Comerica's three largest geographic markets: Michigan, California and Texas. Other Markets includes Florida, Arizona, the International Finance division and businesses that have a significant presence outside of the three primary geographic markets. The tables below present the geographic market results based on the methodologies in effect at December 31, 2012 and are presented on a fully taxable equivalent (FTE) basis. The accompanying narrative addresses fourth quarter 2012 results compared to third quarter 2012.
The following table presents net income (loss) by market segment.

(dollar amounts in millions)	4th Qtr '12		3rd Qtr '12		4th Qtr '11
Michigan	$74	31%	$71	30%	$54	25%
California	64	27	70	29	67	31
Texas	45	19	45	19	55	26
Other Markets	53	23	53	22	40	18
	236	100%	239	100%	216	100%
Finance & Other (a)	(106)		(122)		(120)
Total	$130		$117		$96
(a) Includes items not directly associated with the geographic markets.

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COMERICA REPORTS FOURTH QUARTER 2012 NET INCOME OF $130 MILLION - 8

Michigan Market

(dollar amounts in millions)	4th Qtr '12	3rd Qtr '12	4th Qtr '11
Net interest income (FTE)	$193	$194	$202
Provision for credit losses	(9)	2	20
Noninterest income	98	95	85
Noninterest expenses	183	175	185
Net income	74	71	54

Net credit-related charge-offs	1	12	32

Selected average balances:
Assets	13,782	13,784	13,976
Loans	13,415	13,475	13,725
Deposits	20,019	19,628	19,076

•
Average loans decreased $60 million, primarily due to decreases in Corporate, Personal Banking and Commercial Real Estate, partially offset by an increase in Middle Market, primarily in National Dealer Services.

•	Average deposits increased $391 million, primarily due to increases in Corporate, Middle Market and Small Business.

•	The provision for credit losses decreased $11 million, primarily due to a decrease in general Middle Market.

•	Noninterest income increased $3 million, primarily reflecting increases in customer derivative income and commercial lending fees.

•	Noninterest expenses increased $8 million, primarily due to an operational loss and third quarter 2012 gains on sales of assets that reduced noninterest expenses.
California Market

(dollar amounts in millions)	4th Qtr '12	3rd Qtr '12	4th Qtr '11
Net interest income (FTE)	$180	$178	$166
Provision for credit losses	6	5	(12)
Noninterest income	35	34	32
Noninterest expenses	100	98	101
Net income	64	70	67

Net credit-related charge-offs	12	11	5

Selected average balances:
Assets	13,551	13,173	11,959
Loans	13,275	12,915	11,743
Deposits	15,457	14,965	13,472

•	Average loans increased $360 million, primarily due to an increase in Middle Market, primarily reflecting an increase in National Dealer Services.

•	Average deposits increased $492 million, primarily due to increases in Middle Market and Private Banking. The increase in Middle Market was primarily due to an increase in general Middle Market.

•	Net interest income increased $2 million, primarily due to an increase in average loan balances and a decrease in net FTP funding charges.

•	The provision for loan losses increased $1 million, primarily due to an increase in Middle Market, partially offset by decreases in Commercial Real Estate and Corporate.

•	Noninterest expenses increased $2 million, primarily due to nominal increases in several categories, partially offset by a decrease in legal expenses.

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COMERICA REPORTS FOURTH QUARTER 2012 NET INCOME OF $130 MILLION - 9

Texas Market

(dollar amounts in millions)	4th Qtr '12	3rd Qtr '12	4th Qtr '11
Net interest income (FTE)	$138	$139	$158
Provision for credit losses	9	10	8
Noninterest income	31	30	26
Noninterest expenses	90	89	89
Net income	45	45	55

Net credit-related charge-offs	5	7	4

Selected average balances:
Assets	10,555	10,327	9,712
Loans	9,818	9,585	8,952
Deposits	9,809	9,941	10,333

•	Average loans increased $233 million, primarily due to an increase in Middle Market. The increase in Middle Market was primarily due to an increase in Energy.

•	Average deposits decreased $132 million, primarily reflecting decreases in Middle Market and Corporate, partially offset by increases in Small Business and Personal Banking.

•	Net interest income decreased $1 million, primarily due to a decrease in accretion on the acquired Sterling loan portfolio.

•	The provision for credit losses decreased $1 million, primarily due to a decrease in Private Banking.

Conference Call and Webcast
Comerica will host a conference call to review fourth quarter 2012 financial results at 7 a.m. CT Wednesday, January 16, 2013. Interested parties may access the conference call by calling (800) 309-2262 or (706) 679-5261 (event ID No. 80972031). The call and supplemental financial information can also be accessed via Comerica's "Investor Relations" page at www.comerica.com. A telephone replay will be available approximately two hours following the conference call through January 31, 2013. The conference call replay can be accessed by calling (855) 859-2056 or (404) 537-3406 (event ID No. 80972031). A replay of the Webcast can also be accessed via Comerica's “Investor Relations” page at www.comerica.com.
Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three major business segments: The Business Bank, The Retail Bank and Wealth Management. Comerica focuses on relationships and helping people and businesses be successful. In addition to Texas, Comerica Bank locations can be found in Arizona, California, Florida and Michigan, with select businesses operating in several other states, as well as in Canada and Mexico.
This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Comerica's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as a reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

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COMERICA REPORTS FOURTH QUARTER 2012 NET INCOME OF $130 MILLION - 10

Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “contemplates,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “opportunity,” “initiative,” “outcome,” “continue,” “remain,” “maintain,” “on course,” “trend,” “objective,” “looks forward” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica's management based on information known to Comerica's management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, and forecasts of Comerica's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit trends and global stability. Such statements reflect the view of Comerica's management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in general economic, political or industry conditions; changes in monetary and fiscal policies, including the interest rate policies of the Federal Reserve Board; volatility and disruptions in global capital and credit markets; changes in Comerica's credit rating; the interdependence of financial service companies; changes in regulation or oversight; unfavorable developments concerning credit quality; the acquisition of Sterling Bancshares, Inc., or any future acquisitions; the effects of more stringent capital or liquidity requirements; declines or other changes in the businesses or industries of Comerica's customers; the implementation of Comerica's strategies and business models, including the implementation of revenue enhancements and efficiency improvements; Comerica's ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; operational difficulties, failure of technology infrastructure or information security incidents; changes in the financial markets, including fluctuations in interest rates and their impact on deposit pricing; competitive product and pricing pressures among financial institutions within Comerica's markets; changes in customer behavior; management's ability to maintain and expand customer relationships; management's ability to retain key officers and employees; the impact of legal and regulatory proceedings or determinations; the effectiveness of methods of reducing risk exposures; the effects of terrorist activities and other hostilities; the effects of catastrophic events including, but not limited to, hurricanes, tornadoes, earthquakes, fires, droughts and floods; changes in accounting standards and the critical nature of Comerica's accounting policies. Comerica cautions that the foregoing list of factors is not exclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 12 of Comerica's Annual Report on Form 10-K for the year ended December 31, 2011 and “Item 1A. Risk Factors” beginning on page 73 of Comerica’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contact:	Investor Contacts:
Wayne J. Mielke	Darlene P. Persons
(214) 462-4463	(214) 462-6831

Brittany L. Butler
(214) 462-6834

CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,
(in millions, except per share data)	2012	2012	2011	2012	2011
PER COMMON SHARE AND COMMON STOCK DATA
Diluted net income	$0.68	$0.61	$0.48	$2.67	$2.09
Cash dividends declared	0.15	0.15	0.10	0.55	0.40
Common shareholders' equity (at period end)	36.87	37.01	34.80
Tangible common equity (at period end) (a)	33.38	33.56	31.42

Average diluted shares (in thousands)	187,954	191,492	196,729	192,473	186,168
KEY RATIOS
Return on average common shareholders' equity	7.36%	6.67%	5.51%	7.43%	6.18%
Return on average assets	0.81	0.74	0.63	0.83	0.69
Tier 1 common capital ratio (a) (b)	10.11	10.35	10.37
Tier 1 risk-based capital ratio (b)	10.11	10.35	10.41
Total risk-based capital ratio (b)	13.11	13.67	14.25
Leverage ratio (b)	10.52	10.73	10.92
Tangible common equity ratio (a)	9.71	10.25	10.27
AVERAGE BALANCES
Commercial loans	$27,462	$26,700	$23,515	$26,224	$22,208
Real estate construction loans:
Commercial Real Estate business line (c)	1,033	999	1,189	1,031	1,429
Other business lines (d)	266	390	430	359	414
Total real estate construction loans	1,299	1,389	1,619	1,390	1,843
Commercial mortgage loans:
Commercial Real Estate business line (c)	1,939	2,140	2,552	2,259	2,217
Other business lines (d)	7,580	7,530	7,836	7,583	7,808
Total commercial mortgage loans	9,519	9,670	10,388	9,842	10,025
Lease financing	839	852	919	864	950
International loans	1,314	1,302	1,128	1,272	1,191
Residential mortgage loans	1,525	1,488	1,591	1,505	1,580
Consumer loans	2,161	2,196	2,294	2,209	2,278
Total loans	44,119	43,597	41,454	43,306	40,075

Earning assets	59,276	57,801	55,676	57,484	52,121
Total assets	64,559	63,276	61,045	62,855	56,917
Noninterest-bearing deposits	22,758	21,469	19,176	21,004	16,994
Interest-bearing deposits	28,534	28,388	28,603	28,536	26,768
Total deposits	51,292	49,857	47,779	49,540	43,762

Common shareholders' equity	7,062	7,045	6,947	7,012	6,351
NET INTEREST INCOME
Net interest income (fully taxable equivalent basis)	$425	$428	$445	$1,731	$1,657
Fully taxable equivalent adjustment	1	1	1	3	4
Net interest margin (fully taxable equivalent basis)	2.87%	2.96%	3.19%	3.03%	3.19%
CREDIT QUALITY
Nonaccrual loans	$519	$665	$860
Reduced-rate loans	22	27	27
Total nonperforming loans (e)	541	692	887
Foreclosed property	46	63	94
Total nonperforming assets (e)	587	755	981

Loans past due 90 days or more and still accruing	23	36	58

Gross loan charge-offs	60	59	85	$245	$423
Loan recoveries	23	16	25	75	95
Net loan charge-offs	37	43	60	170	328

Allowance for loan losses	629	647	726
Allowance for credit losses on lending-related commitments	32	35	26
Total allowance for credit losses	661	682	752

Allowance for loan losses as a percentage of total loans	1.37%	1.46%	1.70%
Net loan charge-offs as a percentage of average total loans (f)	0.34	0.39	0.57	0.39%	0.82%
Nonperforming assets as a percentage of total loans and foreclosed property (e)	1.27	1.71	2.29
Allowance for loan losses as a percentage of total nonperforming loans	116	94	82

(a)	See Reconciliation of Non-GAAP Financial Measures.

(b)	December 31, 2012 ratios are estimated.

(c)	Primarily loans to real estate investors and developers.

(d)	Primarily loans secured by owner-occupied real estate.

(e)	Excludes loans acquired with credit-impairment.

(f)	Lending-related commitment charge-offs were zero in all periods presented.

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	December 31,	September 30,	December 31,
(in millions, except share data)	2012	2012	2011
	(unaudited)	(unaudited)
ASSETS
Cash and due from banks	$1,395	$933	$982

Federal funds sold	100	—	—
Interest-bearing deposits with banks	3,039	3,005	2,574
Other short-term investments	125	146	149

Investment securities available-for-sale	10,297	10,569	10,104

Commercial loans	29,513	27,460	24,996
Real estate construction loans	1,240	1,392	1,533
Commercial mortgage loans	9,472	9,559	10,264
Lease financing	859	837	905
International loans	1,293	1,277	1,170
Residential mortgage loans	1,527	1,495	1,526
Consumer loans	2,153	2,174	2,285
Total loans	46,057	44,194	42,679
Less allowance for loan losses	(629)	(647)	(726)
Net loans	45,428	43,547	41,953

Premises and equipment	622	625	675
Accrued income and other assets	4,353	4,489	4,571
Total assets	$65,359	$63,314	$61,008

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$23,279	$21,753	$19,764

Money market and interest-bearing checking deposits	21,284	20,407	20,311
Savings deposits	1,606	1,589	1,524
Customer certificates of deposit	5,531	5,742	5,808
Foreign office time deposits	502	486	348
Total interest-bearing deposits	28,923	28,224	27,991
Total deposits	52,202	49,977	47,755

Short-term borrowings	110	63	70
Accrued expenses and other liabilities	1,385	1,450	1,371
Medium- and long-term debt	4,720	4,740	4,944
Total liabilities	58,417	56,230	54,140

Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares	1,141	1,141	1,141
Capital surplus	2,162	2,153	2,170
Accumulated other comprehensive loss	(413)	(253)	(356)
Retained earnings	5,931	5,831	5,546
Less cost of common stock in treasury - 39,889,610 shares at 12/31/12, 36,790,174 shares at 9/30/12 and 30,831,076 shares at 12/31/11	(1,879)	(1,788)	(1,633)
Total shareholders' equity	6,942	7,084	6,868
Total liabilities and shareholders' equity	$65,359	$63,314	$61,008

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended		Years Ended
	December 31,		December 31,
(in millions, except per share data)	2012	2011	2012	2011
INTEREST INCOME
Interest and fees on loans	$398	$415	$1,617	$1,564
Interest on investment securities	55	63	234	233
Interest on short-term investments	3	3	12	12
Total interest income	456	481	1,863	1,809
INTEREST EXPENSE
Interest on deposits	16	21	70	90
Interest on medium- and long-term debt	16	16	65	66
Total interest expense	32	37	135	156
Net interest income	424	444	1,728	1,653
Provision for credit losses	16	18	79	144
Net interest income after provision for credit losses	408	426	1,649	1,509
NONINTEREST INCOME
Service charges on deposit accounts	52	52	214	208
Fiduciary income	42	36	158	151
Commercial lending fees	25	23	96	87
Letter of credit fees	17	18	71	73
Card fees	12	11	47	58
Foreign exchange income	9	10	38	40
Bank-owned life insurance	9	10	39	37
Brokerage fees	5	5	19	22
Net securities gains (losses)	1	(4)	12	14
Other noninterest income	32	21	124	102
Total noninterest income	204	182	818	792
NONINTEREST EXPENSES
Salaries	196	205	778	770
Employee benefits	59	52	240	205
Total salaries and employee benefits	255	257	1,018	975
Net occupancy expense	42	47	163	169
Equipment expense	15	17	65	66
Outside processing fee expense	28	27	107	101
Software expense	23	23	90	88
Merger and restructuring charges	2	37	35	75
FDIC insurance expense	9	8	38	43
Advertising expense	6	7	27	28
Other real estate expense	3	3	9	22
Other noninterest expenses	44	53	205	204
Total noninterest expenses	427	479	1,757	1,771
Income before income taxes	185	129	710	530
Provision for income taxes	55	33	189	137
NET INCOME	130	96	521	393
Less income allocated to participating securities	2	1	6	4
Net income attributable to common shares	$128	$95	$515	$389
Earnings per common share:
Basic	$0.68	$0.48	$2.68	$2.11
Diluted	0.68	0.48	2.67	2.09

Comprehensive income (loss)	(30)	(30)	464	426

Cash dividends declared on common stock	28	20	106	75
Cash dividends declared per common share	0.15	0.10	0.55	0.40

CONSOLIDATED QUARTERLY STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Fourth	Third	Second	First	Fourth	Fourth Quarter 2012 Compared To:
	Quarter	Quarter	Quarter	Quarter	Quarter	Third Quarter 2012		Fourth Quarter 2011
(in millions, except per share data)	2012	2012	2012	2012	2011	Amount	Percent	Amount	Percent
INTEREST INCOME
Interest and fees on loans	$398	$400	$408	$411	$415	$(2)	—%	$(17)	(4)%
Interest on investment securities	55	57	59	63	63	(2)	(2)	(8)	(12)
Interest on short-term investments	3	3	3	3	3	—	—	—	—
Total interest income	456	460	470	477	481	(4)	(1)	(25)	(5)
INTEREST EXPENSE
Interest on deposits	16	17	18	19	21	(1)	(6)	(5)	(23)
Interest on medium- and long-term debt	16	16	17	16	16	—	—	—	—
Total interest expense	32	33	35	35	37	(1)	(3)	(5)	(13)
Net interest income	424	427	435	442	444	(3)	—	(20)	(4)
Provision for credit losses	16	22	19	22	18	(6)	(25)	(2)	(7)
Net interest income after provision for credit losses	408	405	416	420	426	3	1	(18)	(4)
NONINTEREST INCOME
Service charges on deposit accounts	52	53	53	56	52	(1)	(2)	—	—
Fiduciary income	42	39	39	38	36	3	4	6	14
Commercial lending fees	25	22	24	25	23	3	19	2	8
Letter of credit fees	17	19	18	17	18	(2)	(8)	(1)	(10)
Card fees	12	12	12	11	11	—	—	1	10
Foreign exchange income	9	9	10	10	10	—	—	(1)	(13)
Bank-owned life insurance	9	10	10	10	10	(1)	(7)	(1)	(8)
Brokerage fees	5	5	4	5	5	—	—	—	—
Net securities gains (losses)	1	—	6	5	(4)	1	N/M	5	N/M
Other noninterest income	32	28	35	29	21	4	5	11	55
Total noninterest income	204	197	211	206	182	7	4	22	12
NONINTEREST EXPENSES
Salaries	196	192	189	201	205	4	3	(9)	(5)
Employee benefits	59	61	61	59	52	(2)	(4)	7	13
Total salaries and employee benefits	255	253	250	260	257	2	1	(2)	(1)
Net occupancy expense	42	40	40	41	47	2	4	(5)	(10)
Equipment expense	15	17	16	17	17	(2)	(6)	(2)	(11)
Outside processing fee expense	28	27	26	26	27	1	7	1	6
Software expense	23	23	21	23	23	—	—	—	—
Merger and restructuring charges	2	25	8	—	37	(23)	(94)	(35)	(95)
FDIC insurance expense	9	9	10	10	8	—	—	1	6
Advertising expense	6	7	7	7	7	(1)	(16)	(1)	(15)
Other real estate expense	3	2	—	4	3	1	36	—	—
Other noninterest expenses	44	46	55	60	53	(2)	(2)	(9)	(16)
Total noninterest expenses	427	449	433	448	479	(22)	(5)	(52)	(11)
Income before income taxes	185	153	194	178	129	32	20	56	43
Provision for income taxes	55	36	50	48	33	19	50	22	64
NET INCOME	130	117	144	130	96	13	11	34	36
Less income allocated to participating securities	2	1	2	1	1	1	12	1	82
Net income attributable to common shares	$128	$116	$142	$129	$95	$12	11%	$33	36%
Earnings per common share:
Basic	$0.68	$0.61	$0.73	$0.66	$0.48	$0.07	11%	$0.20	42%
Diluted	0.68	0.61	0.73	0.66	0.48	0.07	11	0.20	42

Comprehensive income (loss)	(30)	165	169	160	(30)	(195)	N/M	—	—

Cash dividends declared on common stock	28	29	29	20	20	(1)	(1)	8	43
Cash dividends declared per common share	0.15	0.15	0.15	0.10	0.10	—	—	0.05	50
N/M - Not Meaningful

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES (unaudited)
Comerica Incorporated and Subsidiaries

	2012				2011
(in millions)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr

Balance at beginning of period	$647	$667	$704	$726	$767

Loan charge-offs:
Commercial	42	19	26	25	28
Real estate construction:
Commercial Real Estate business line (a)	1	2	2	2	4
Other business lines (b)	—	—	1	—	1
Total real estate construction	1	2	3	2	5
Commercial mortgage:
Commercial Real Estate business line (a)	5	12	16	13	17
Other business lines (b)	6	13	11	13	24
Total commercial mortgage	11	25	27	26	41
International	—	1	—	2	2
Residential mortgage	2	6	3	2	2
Consumer	4	6	5	5	7
Total loan charge-offs	60	59	64	62	85

Recoveries on loans previously charged-off:
Commercial	13	7	10	9	11
Real estate construction	1	3	1	1	4
Commercial mortgage	6	5	4	3	9
International	1	—	—	1	—
Residential mortgage	1	—	—	1	—
Consumer	1	1	4	2	1
Total recoveries	23	16	19	17	25
Net loan charge-offs	37	43	45	45	60
Provision for loan losses	19	23	8	23	19
Balance at end of period	$629	$647	$667	$704	$726

Allowance for loan losses as a percentage of total loans	1.37%	1.46%	1.52%	1.64%	1.70%

Net loan charge-offs as a percentage of average total loans	0.34	0.39	0.42	0.43	0.57

(a)	Primarily charge-offs of loans to real estate investors and developers.

(b)	Primarily charge-offs of loans secured by owner-occupied real estate.

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES ON LENDING-RELATED COMMITMENTS (unaudited)
Comerica Incorporated and Subsidiaries

	2012				2011
(in millions)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr

Balance at beginning of period	$35	$36	$25	$26	$27
Add: Provision for credit losses on lending-related commitments	(3)	(1)	11	(1)	(1)
Balance at end of period	$32	$35	$36	$25	$26

NONPERFORMING ASSETS (unaudited)
Comerica Incorporated and Subsidiaries

	2012				2011
(in millions)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr

SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Business loans:
Commercial	$103	$154	$175	$205	$237
Real estate construction:
Commercial Real Estate business line (a)	30	45	60	77	93
Other business lines (b)	3	6	9	8	8
Total real estate construction	33	51	69	85	101
Commercial mortgage:
Commercial Real Estate business line (a)	94	137	155	174	159
Other business lines (b)	181	219	220	275	268
Total commercial mortgage	275	356	375	449	427
Lease financing	3	3	4	4	5
International	—	—	—	4	8
Total nonaccrual business loans	414	564	623	747	778
Retail loans:
Residential mortgage	70	69	76	69	71
Consumer:
Home equity	31	28	16	9	5
Other consumer	4	4	4	5	6
Total consumer	35	32	20	14	11
Total nonaccrual retail loans	105	101	96	83	82
Total nonaccrual loans	519	665	719	830	860
Reduced-rate loans	22	27	28	26	27
Total nonperforming loans (c)	541	692	747	856	887
Foreclosed property	46	63	67	67	94
Total nonperforming assets (c)	$587	$755	$814	$923	$981

Nonperforming loans as a percentage of total loans	1.17%	1.57%	1.70%	1.99%	2.08%
Nonperforming assets as a percentage of total loans and foreclosed property	1.27	1.71	1.85	2.14	2.29
Allowance for loan losses as a percentage of total nonperforming loans	116	94	89	82	82
Loans past due 90 days or more and still accruing	$23	$36	$43	$50	$58

ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$665	$719	$830	$860	$929
Loans transferred to nonaccrual (d)	36	35	47	69	99
Nonaccrual business loan gross charge-offs (e)	(54)	(46)	(56)	(55)	(76)
Loans transferred to accrual status (d)	—	—	(41)	—	—
Nonaccrual business loans sold (f)	(48)	(20)	(16)	(7)	(19)
Payments/Other (g)	(80)	(23)	(45)	(37)	(73)
Nonaccrual loans at end of period	$519	$665	$719	$830	$860
(a) Primarily loans to real estate investors and developers.
(b) Primarily loans secured by owner-occupied real estate.
(c) Excludes loans acquired with credit impairment.
(d) Based on an analysis of nonaccrual loans with book balances greater than $2 million.
(e) Analysis of gross loan charge-offs:
Nonaccrual business loans	$54	$46	$56	$55	$76
Performing watch list loans	—	1	—	—	—
Consumer and residential mortgage loans	6	12	8	7	9
Total gross loan charge-offs	$60	$59	$64	$62	$85
(f) Analysis of loans sold:
Nonaccrual business loans	$48	$20	$16	$7	$19
Performing watch list loans	24	42	7	11	—
Total loans sold	$72	$62	$23	$18	$19
(g) Includes net changes related to nonaccrual loans with balances less than $2 million, payments on nonaccrual loans with book balances greater than $2 million and transfers of nonaccrual loans to foreclosed property. Excludes business loan gross charge-offs and business nonaccrual loans sold.

ANALYSIS OF NET INTEREST INCOME (FTE) (unaudited)
Comerica Incorporated and Subsidiaries

	Years Ended
	December 31, 2012			December 31, 2011
	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans	$26,224	$903	3.44%	$22,208	$820	3.69%
Real estate construction loans	1,390	62	4.44	1,843	80	4.37
Commercial mortgage loans	9,842	437	4.44	10,025	424	4.23
Lease financing	864	26	3.01	950	33	3.51
International loans	1,272	47	3.73	1,191	46	3.83
Residential mortgage loans	1,505	68	4.55	1,580	83	5.27
Consumer loans	2,209	76	3.42	2,278	80	3.50
Total loans (a)	43,306	1,619	3.74	40,075	1,566	3.91

Auction-rate securities available-for-sale	275	2	0.79	479	4	0.72
Other investment securities available-for-sale	9,640	233	2.48	7,692	231	3.06
Total investment securities available-for-sale	9,915	235	2.43	8,171	235	2.91

Interest-bearing deposits with banks (b)	4,129	10	0.26	3,746	9	0.24
Other short-term investments	134	2	1.65	129	3	2.17
Total earning assets	57,484	1,866	3.27	52,121	1,813	3.49

Cash and due from banks	983			921
Allowance for loan losses	(693)			(838)
Accrued income and other assets	5,081			4,713
Total assets	$62,855			$56,917

Money market and interest-bearing checking deposits	$20,629	35	0.17	$19,088	47	0.25
Savings deposits	1,593	1	0.06	1,550	2	0.11
Customer certificates of deposit	5,902	31	0.53	5,719	39	0.68
Foreign office and other time deposits	412	3	0.63	411	2	0.48
Total interest-bearing deposits	28,536	70	0.25	26,768	90	0.33

Short-term borrowings	76	—	0.12	138	—	0.13
Medium- and long-term debt	4,818	65	1.36	5,519	66	1.20
Total interest-bearing sources	33,430	135	0.41	32,425	156	0.48

Noninterest-bearing deposits	21,004			16,994
Accrued expenses and other liabilities	1,409			1,147
Total shareholders' equity	7,012			6,351
Total liabilities and shareholders' equity	$62,855			$56,917

Net interest income/rate spread (FTE)		$1,731	2.86		$1,657	3.01

FTE adjustment		$3			$4

Impact of net noninterest-bearing sources of funds			0.17			0.18
Net interest margin (as a percentage of average earning assets) (FTE) (a) (b)			3.03%			3.19%
(a) Accretion of the purchase discount on the acquired loan portfolio of $71 million and $53 million in the 2012 and 2011, respectively, increased the net interest margin by 12 basis points and 10 basis points in the 2012 and 2011, respectively.
(b) Excess liquidity, represented by average balances deposited with the Federal Reserve Bank, reduced the net interest margin by 21 basis points and 22 basis points in the 2012 and 2011, respectively.

ANALYSIS OF NET INTEREST INCOME (FTE) (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended
	December 31, 2012			September 30, 2012			December 31, 2011
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans	$27,462	$230	3.33%	$26,700	$227	3.38%	$23,515	$216	3.64%
Real estate construction loans	1,299	15	4.32	1,389	15	4.36	1,619	21	5.26
Commercial mortgage loans	9,519	100	4.22	9,670	106	4.34	10,388	119	4.54
Lease financing	839	7	3.27	852	4	2.04	919	8	3.44
International loans	1,314	12	3.73	1,302	12	3.77	1,128	10	3.63
Residential mortgage loans	1,525	16	4.24	1,488	17	4.67	1,591	20	5.06
Consumer loans	2,161	19	3.38	2,196	19	3.44	2,294	21	3.58
Total loans (a)	44,119	399	3.60	43,597	400	3.66	41,454	415	3.98

Auction-rate securities available-for-sale	216	—	0.81	234	1	0.97	426	1	0.64
Other investment securities available-for-sale	10,034	55	2.25	9,557	57	2.42	9,355	62	2.74
Total investment securities available-for-sale	10,250	55	2.22	9,791	58	2.38	9,781	63	2.64

Interest-bearing deposits with banks (b)	4,785	2	0.25	4,276	3	0.26	4,308	3	0.24
Other short-term investments	122	1	1.13	137	—	1.88	133	1	2.26
Total earning assets	59,276	457	3.08	57,801	461	3.19	55,676	482	3.45

Cash and due from banks	1,030			971			959
Allowance for loan losses	(654)			(673)			(773)
Accrued income and other assets	4,907			5,177			5,183
Total assets	$64,559			$63,276			$61,045

Money market and interest-bearing checking deposits	$20,770	9	0.16	$20,495	8	0.17	$20,716	12	0.21
Savings deposits	1,603	—	0.03	1,618	—	0.04	1,652	—	0.12
Customer certificates of deposit	5,634	6	0.49	5,894	8	0.52	5,872	9	0.60
Foreign office and other time deposits	527	1	0.60	381	1	0.71	363	—	0.40
Total interest-bearing deposits	28,534	16	0.22	28,388	17	0.24	28,603	21	0.29

Short-term borrowings	70	—	0.12	89	—	0.12	142	—	0.07
Medium- and long-term debt	4,735	16	1.35	4,745	16	1.35	4,976	16	1.30
Total interest-bearing sources	33,339	32	0.38	33,222	33	0.40	33,721	37	0.44

Noninterest-bearing deposits	22,758			21,469			19,176
Accrued expenses and other liabilities	1,400			1,540			1,201
Total shareholders' equity	7,062			7,045			6,947
Total liabilities and shareholders' equity	$64,559			$63,276			$61,045

Net interest income/rate spread (FTE)		$425	2.70		$428	2.79		$445	3.01

FTE adjustment		$1			$1			$1

Impact of net noninterest-bearing sources of funds			0.17			0.17			0.18
Net interest margin (as a percentage of average earning assets) (FTE) (a) (b)			2.87%			2.96%			3.19%
(a) Accretion of the purchase discount on the acquired loan portfolio of $13 million, $15 million and $26 million in the fourth and third quarters of 2012 and the fourth quarter of 2011, respectively, increased the net interest margin by 9 basis points, 10 basis points and 19 basis points in the fourth and third quarters of 2012 and the fourth quarter of 2011, respectively.
(b) Excess liquidity, represented by average balances deposited with the Federal Reserve Bank, reduced the net interest margin by 22 basis points and by 21 basis points in the fourth and third quarters of 2012, respectively, and by 24 basis points in the fourth quarter of 2011.

CONSOLIDATED STATISTICAL DATA (unaudited)
Comerica Incorporated and Subsidiaries

	December 31,	September 30,	June 30,	March 31,	December 31,
(in millions, except per share data)	2012	2012	2012	2012	2011

Commercial loans:
Floor plan	$2,939	$2,276	$2,406	$2,152	$1,822
Other	26,574	25,184	24,610	23,488	23,174
Total commercial loans	29,513	27,460	27,016	25,640	24,996
Real estate construction loans:
Commercial Real Estate business line (a)	1,049	1,003	991	1,055	1,103
Other business lines (b)	191	389	386	387	430
Total real estate construction loans	1,240	1,392	1,377	1,442	1,533
Commercial mortgage loans:
Commercial Real Estate business line (a)	1,873	2,020	2,315	2,501	2,507
Other business lines (b)	7,599	7,539	7,515	7,578	7,757
Total commercial mortgage loans	9,472	9,559	9,830	10,079	10,264
Lease financing	859	837	858	872	905
International loans	1,293	1,277	1,224	1,256	1,170
Residential mortgage loans	1,527	1,495	1,469	1,485	1,526
Consumer loans:
Home equity	1,537	1,570	1,584	1,612	1,655
Other consumer	616	604	634	626	630
Total consumer loans	2,153	2,174	2,218	2,238	2,285
Total loans	$46,057	$44,194	$43,992	$43,012	$42,679

Goodwill	$635	$635	$635	$635	$635
Core deposit intangible	20	23	25	27	29
Loan servicing rights	2	2	3	3	3

Tier 1 common capital ratio (c) (d)	10.11%	10.35%	10.38%	10.27%	10.37%
Tier 1 risk-based capital ratio (d)	10.11	10.35	10.38	10.27	10.41
Total risk-based capital ratio (d)	13.11	13.67	13.90	13.99	14.25
Leverage ratio (d)	10.52	10.73	10.92	10.94	10.92
Tangible common equity ratio (c)	9.71	10.25	10.27	10.21	10.27

Common shareholders' equity per share of common stock	$36.87	$37.01	$36.18	$35.44	$34.80
Tangible common equity per share of common stock (c)	33.38	33.56	32.76	32.06	31.42
Market value per share for the quarter:
High	32.14	33.38	32.88	34.00	27.37
Low	27.72	29.32	27.88	26.25	21.53
Close	30.34	31.05	30.71	32.36	25.80

Quarterly ratios:
Return on average common shareholders' equity	7.36%	6.67%	8.22%	7.50%	5.51%
Return on average assets	0.81	0.74	0.93	0.84	0.63
Efficiency ratio	68.08	71.68	67.53	69.70	75.97

Number of banking centers	489	490	493	495	494

Number of employees - full time equivalent	8,967	9,008	9,014	9,195	9,397

(a)	Primarily loans to real estate investors and developers.

(b)	Primarily loans secured by owner-occupied real estate.

(c)	See Reconciliation of Non-GAAP Financial Measures.

(d)	December 31, 2012 ratios are estimated.

PARENT COMPANY ONLY BALANCE SHEETS (unaudited)
Comerica Incorporated

	December 31,	September 30,	December 31,
(in millions, except share data)	2012	2012	2011

ASSETS
Cash and due from subsidiary bank	$2	$13	7
Short-term investments with subsidiary bank	431	418	411
Other short-term investments	88	88	90
Investment in subsidiaries, principally banks	7,045	7,200	7,011
Premises and equipment	4	4	4
Other assets	150	150	177
Total assets	$7,720	$7,873	$7,700

LIABILITIES AND SHAREHOLDERS' EQUITY
Medium- and long-term debt	$629	$632	$666
Other liabilities	149	157	166
Total liabilities	778	789	832

Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares	1,141	1,141	1,141
Capital surplus	2,162	2,153	2,170
Accumulated other comprehensive loss	(413)	(253)	(356)
Retained earnings	5,931	5,831	5,546
Less cost of common stock in treasury - 39,889,610 shares at 12/31/12, 36,790,174 shares at 9/30/12 and 30,831,076 shares at 12/31/11	(1,879)	(1,788)	(1,633)
Total shareholders' equity	6,942	7,084	6,868
Total liabilities and shareholders' equity	$7,720	$7,873	$7,700

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (unaudited)
Comerica Incorporated and Subsidiaries

				Accumulated
	Common Stock			Other			Total
	Shares		Capital	Comprehensive	Retained	Treasury	Shareholders'
(in millions, except per share data)	Outstanding	Amount	Surplus	Loss	Earnings	Stock	Equity

BALANCE AT DECEMBER 31, 2010	176.5	$1,019	$1,481	$(389)	$5,247	$(1,565)	$5,793
Net income	—	—	—	—	393	—	393
Other comprehensive income, net of tax	—	—	—	33	—	—	33
Cash dividends declared on common stock ($0.40 per share)	—	—	—	—	(75)	—	(75)
Purchase of common stock	(4.3)	—	—	—	—	(116)	(116)
Acquisition of Sterling Bancshares, Inc.	24.3	122	681	—	—	—	803
Net issuance of common stock under employee stock plans	0.8	—	(29)	—	(19)	48	—
Share-based compensation	—	—	37	—	—	—	37
BALANCE AT DECEMBER 31, 2011	197.3	$1,141	$2,170	$(356)	$5,546	$(1,633)	$6,868
Net income	—	—	—	—	521	—	521
Other comprehensive loss, net of tax	—	—	—	(57)	—	—	(57)
Cash dividends declared on common stock ($0.55 per share)	—	—	—	—	(106)	—	(106)
Purchase of common stock	(10.2)	—	—	—	—	(308)	(308)
Net issuance of common stock under employee stock plans	1.2	—	(46)	—	(30)	63	(13)
Share-based compensation	—	—	37	—	—	—	37
Other	—	—	1	—	—	(1)	—
BALANCE AT DECEMBER 31, 2012	188.3	$1,141	$2,162	$(413)	$5,931	$(1,879)	$6,942

BUSINESS SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Business	Retail	Wealth
Three Months Ended December 31, 2012	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$393	$156	$47	$(181)	$10	$425
Provision for credit losses	8	7	2	—	(1)	16
Noninterest income	79	43	65	15	2	204
Noninterest expenses	149	181	84	3	10	427
Provision (benefit) for income taxes (FTE)	103	3	10	(64)	4	56
Net income (loss)	$212	$8	$16	$(105)	$(1)	$130
Net credit-related charge-offs	$26	$6	$5	—	—	$37

Selected average balances:
Assets	$35,362	$5,952	$4,686	$12,439	$6,120	$64,559
Loans	34,325	5,255	4,539	—	—	44,119
Deposits	26,051	20,910	3,798	320	213	51,292

Statistical data:
Return on average assets (a)	2.41%	0.14%	1.35%	N/M	N/M	0.81%
Efficiency ratio	31.49	90.68	76.96	N/M	N/M	68.08

	Business	Retail	Wealth
Three Months Ended September 30, 2012	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$386	$161	$47	$(176)	$10	$428
Provision for credit losses	15	6	3	—	(2)	22
Noninterest income	76	41	62	14	4	197
Noninterest expenses	144	181	78	3	43	449
Provision (benefit) for income taxes (FTE)	92	5	10	(62)	(8)	37
Net income (loss)	$211	$10	$18	$(103)	$(19)	$117
Net credit-related charge-offs	$27	$13	$3	—	—	$43

Selected average balances:
Assets	$34,863	$5,964	$4,566	$12,166	$5,717	$63,276
Loans	33,856	5,265	4,476	—	—	43,597
Deposits	25,143	20,682	3,667	193	172	49,857

Statistical data:
Return on average assets (a)	2.42%	0.18%	1.61%	N/M	N/M	0.74%
Efficiency ratio	31.23	89.39	71.14	N/M	N/M	71.68

	Business	Retail	Wealth
Three Months Ended December 31, 2011	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$381	$176	$47	$(169)	10	$445
Provision for credit losses	(6)	15	11	—	(1)	19
Noninterest income	73	35	55	18	1	182
Noninterest expenses	162	182	83	3	48	478
Provision (benefit) for income taxes (FTE)	97	4	3	(60)	(10)	34
Net income (loss)	$201	$10	$5	$(94)	$(26)	$96
Net credit-related charge-offs	$32	$16	$12	—	—	$60

Selected average balances:
Assets	$32,151	$6,250	$4,672	$11,959	$6,013	$61,045
Loans	31,260	5,571	4,623	—	—	41,454
Deposits	23,296	20,715	3,400	200	168	47,779

Statistical data:
Return on average assets (a)	2.50%	0.18%	0.45%	N/M	N/M	0.63%
Efficiency ratio	35.87	84.52	82.18	N/M	N/M	75.97

(a)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.
FTE - Fully Taxable Equivalent
N/M - Not Meaningful

MARKET SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)				Other	Finance
Three Months Ended December 31, 2012	Michigan	California	Texas	Markets	& Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$193	$180	$138	$85	$(171)	$425
Provision for credit losses	(9)	6	9	11	(1)	16
Noninterest income	98	35	31	23	17	204
Noninterest expenses	183	100	90	41	13	427
Provision (benefit) for income taxes (FTE)	43	45	25	3	(60)	56
Net income (loss)	$74	$64	$45	$53	$(106)	$130
Net credit-related charge-offs	$1	$12	$5	$19	—	$37

Selected average balances:
Assets	$13,782	$13,551	$10,555	$8,112	$18,559	$64,559
Loans	13,415	13,275	9,818	7,611	—	44,119
Deposits	20,019	15,457	9,809	5,474	533	51,292

Statistical data:
Return on average assets (a)	1.40%	1.56%	1.63%	2.65%	N/M	0.81%
Efficiency ratio	62.77	46.47	53.38	38.84	N/M	68.08

				Other	Finance
Three Months Ended September 30, 2012	Michigan	California	Texas	Markets	& Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$194	$178	$139	$83	$(166)	$428
Provision for credit losses	2	5	10	7	(2)	22
Noninterest income	95	34	30	20	18	197
Noninterest expenses	175	98	89	41	46	449
Provision (benefit) for income taxes (FTE)	41	39	25	2	(70)	37
Net income (loss)	$71	$70	$45	$53	$(122)	$117
Net credit-related charge-offs	$12	$11	$7	$13	—	$43

Selected average balances:
Assets	$13,784	$13,173	$10,327	$8,109	$17,883	$63,276
Loans	13,475	12,915	9,585	7,622	—	43,597
Deposits	19,628	14,965	9,941	4,958	365	49,857

Statistical data:
Return on average assets (a)	1.38%	1.75%	1.61%	2.64%	N/M	0.74%
Efficiency ratio	60.40	46.13	52.50	40.00	N/M	71.68

				Other	Finance
Three Months Ended December 31, 2011	Michigan	California	Texas	Markets	& Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$202	$166	$158	$78	$(159)	$445
Provision for credit losses	20	(12)	8	4	(1)	19
Noninterest income	85	32	26	20	19	182
Noninterest expenses	185	101	89	52	51	478
Provision (benefit) for income taxes (FTE)	28	42	32	2	(70)	34
Net income (loss)	$54	$67	$55	$40	$(120)	$96
Net credit-related charge-offs	$32	$5	$4	$19	—	$60

Selected average balances:
Assets	$13,976	$11,959	$9,712	$7,426	$17,972	$61,045
Loans	13,725	11,743	8,952	7,034	—	41,454
Deposits	19,076	13,472	10,333	4,530	368	47,779

Statistical data:
Return on average assets (a)	1.07%	1.86%	1.92%	2.14%	N/M	0.63%
Efficiency ratio	63.84	51.18	48.23	53.73	N/M	75.97

(a)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.
FTE - Fully Taxable Equivalent
N/M - Not Meaningful

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)
Comerica Incorporated and Subsidiaries

	December 31,	September 30,	June 30,	March 31,	December 31,
(dollar amounts in millions)	2012	2012	2012	2012	2011

Tier 1 Common Capital Ratio:
Tier 1 capital (a) (b)	$6,705	$6,685	$6,676	$6,647	$6,582
Less:
Trust preferred securities	—	—	—	—	25
Tier 1 common capital (b)	$6,705	$6,685	$6,676	$6,647	$6,557

Risk-weighted assets (a) (b)	$66,312	$64,568	$64,312	$64,742	$63,244

Tier 1 risk-based capital ratio (b)	10.11%	10.35%	10.38%	10.27%	10.41%
Tier 1 common capital ratio (b)	10.11	10.35	10.38	10.27	10.37

Basel III Tier 1 Common Capital Ratio:
Tier 1 common capital (b)	$6,705
Basel III proposed adjustments (c)	(452)
Basel III Tier 1 common capital (c)	$6,253

Risk-weighted assets (a) (b)	$66,312
Basel III proposed adjustments (c)	2,410
Basel III risk-weighted assets (c)	$68,722

Tier 1 common capital ratio (b)	10.1%
Basel III Tier 1 common capital ratio (c)	9.1

Tangible Common Equity Ratio:
Common shareholders' equity	$6,942	$7,084	$7,028	$6,985	$6,868
Less:
Goodwill	635	635	635	635	635
Other intangible assets	22	25	28	30	32
Tangible common equity	$6,285	$6,424	$6,365	$6,320	$6,201

Total assets	$65,359	$63,314	$62,650	$62,593	$61,008
Less:
Goodwill	635	635	635	635	635
Other intangible assets	22	25	28	30	32
Tangible assets	$64,702	$62,654	$61,987	$61,928	$60,341

Common equity ratio	10.62%	11.19%	11.22%	11.16%	11.26%
Tangible common equity ratio	9.71	10.25	10.27	10.21	10.27

Tangible Common Equity per Share of Common Stock:
Common shareholders' equity	$6,942	$7,084	$7,028	$6,985	$6,868
Tangible common equity	6,285	6,424	6,365	6,320	6,201

Shares of common stock outstanding (in millions)	188	191	194	197	197

Common shareholders' equity per share of common stock	$36.87	$37.01	$36.18	$35.44	$34.80
Tangible common equity per share of common stock	33.38	33.56	32.76	32.06	31.42
(a) Tier 1 capital and risk-weighted assets as defined by regulation.
(b) December 31, 2012 Tier 1 capital and risk-weighted assets are estimated.
(c) December 31, 2012 Basel III Tier 1 common capital and risk-weighted assets are estimated based on the proposed rules for the U.S. adoption of the Basel III regulatory capital framework issued in June 2012.

The Tier 1 common capital ratio removes preferred stock and qualifying trust preferred securities from Tier 1 capital as defined by and calculated in conformity with bank regulations. The Basel III Tier 1 common capital ratio further adjusts Tier 1 common capital and risk-weighted assets to account for the proposed changes issued in the U.S. banking regulators proposed rules for the U.S. adoption of the Basel III regulatory capital framework issued in June 2012. The tangible common equity ratio removes preferred stock and the effect of intangible assets from capital and the effect of intangible assets from total assets. Tangible common equity per share of common stock removes the effect of intangible assets from common shareholders equity per share of common stock. Comerica believes these measurements are meaningful measures of capital adequacy used by investors, regulators, management and others to evaluate the adequacy of common equity and to compare against other companies in the industry.